UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 22, 2023

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cardinal Way Redwood City, CA 94063
(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2023, Adverum and Richard Beckman, M.D., Adverum’s Chief Medical Officer, agreed that Dr. Beckman would resign as the Company’s Chief Medical Officer, effective June 1, 2023. On May 24, 2023, Adverum and Dr. Beckman entered into a Separation Agreement and General Release of Claims, pursuant to which Dr. Beckman will receive his earned salary and other compensation accrued through June 1, 2023. Dr. Beckman is not entitled to receive any other compensation in connection with his departure. There were no disagreements between Dr. Beckman and Adverum.

Adverum and Dr. Beckman also entered into a Consulting Agreement, effective June 1, 2023. Pursuant to the consulting agreement, for an initial term of twelve months (the “Initial Term), Dr. Beckman will provide up to 40 hours per month of consulting services to Adverum for consideration of $42,083 per month, with any additional services in excess of 40 hours per month compensated at a rate of $600 per hour. Adverum will also pay COBRA premiums for Dr. Beckman and his covered dependents during the Initial Term. Following the Initial Term, the Consulting Agreement may be renewed on a monthly basis, during which time Dr. Beckman will provide consulting services on an hourly basis for compensation of $600 per hour. Dr. Beckman’s equity awards with Adverum shall continue to vest during the term of the Consulting Agreement, provided, however, that pursuant to the terms of the Consulting Agreement, Dr. Beckman may not exercise any equity awards that vest during the Initial Term until the final day of the Initial Term, and if Dr. Beckman terminates the Consulting Agreement prior to June 1, 2024 or defaults under the Consulting Agreement, any equity awards that vested during the Initial Term shall be forfeited as of the date of such termination. The Consulting Agreement also provides that, so long as Dr. Beckman does not default under the Consulting Agreement or terminate the Consulting Agreement prior to June 1, 2024, the post-termination exercise period of Dr. Beckman’s vested stock options as of that date shall be extended to the date that is twelve months from the last day of the term of the Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: May 25, 2023	By:	/s/ Laurent Fischer
Laurent Fischer, M.D. President and Chief Executive Officer